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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
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
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                                                             permitted by Rule 14a-6(e)(2))
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/X/  Definitive additional materials

/_/  Soliciting material under Rule 14a-12
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                            SIMPSON INDUSTRIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                MMI INVESTMENTS II-A, L.P.; MCM MANAGEMENT, LLC;
               MILLBROOK CAPITAL MANAGEMENT, INC.; JOHN S. DYSON;
       CLAY B. LIFFLANDER; ALAN L. RIVERA; ROBERT B. KAY AND JEROME LANDE
                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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                                 [MMI LOGO]


               DON'T ACCEPT A NEGATIVE RETURN ON YOUR INVESTMENT!
                        TAKE A STAND AGAINST MEDIOCRITY!

                                                                  April 7, 2000
Dear Fellow Simpson Shareholder:

         MMI has done its best to conduct a fair and honest election contest, governed by the best principles of shareholder rights and corporate governance. In spite of our efforts, during the last two weeks Chairman Parrott has misrepresented the facts of MMI's platform, attempted to frighten shareholders and employees with inflammatory rhetoric, and even sent representatives to infiltrate and, we believe, potentially disrupt a private meeting between us and undecided shareholders. Chairman Parrott's tactics not only seem desperate, but also patronize and condescend to the many thoughtful Simpson shareholders we have met during this contest.

                                LOOK AT THE FACTS

         In these closing moments before the Annual Meeting, there are crucial issues for shareholders to consider. Now is the time for serious analysis, none of which Chairman Parrott can refute or discredit with name-calling or scare tactics. PLEASE CONSIDER THE FACTS.

FACT: MMI'S THREE NOMINEES HAVE SUBSTANTIAL AND SUCCESSFUL PUBLIC MANUFACTURING COMPANY EXPERIENCE

         - MMI's Nominees are the Chairman, CEO, and General Counsel of a $150 million public industrial manufacturing company called Key Components (CUSIP: 49308AAC7) which serves the heavy-duty truck and recreational vehicle markets, among others.

         - MMI's Nominees know what it takes to run an industrial manufacturing company that serves vehicular markets. Our operational track record includes gross margins and EBITDA margins of nearly 4x that of Simpson and growth rates of revenue, EBITDA, and net income that dwarf Simpson's.

FACT:    MMI'S THREE NOMINEES ARE PERSONALLY INVESTED SHAREHOLDERS.

         - The 4.7% of Simpson that we own has been purchased entirely with our own money, unlike Simpson management who have received large numbers of shares through stock awards and option grants.

         - MMI's Nominees will not accept any compensation for service to the Board. We will take our pay in the form of appreciation in Simpson's stock price - like our fellow shareholders.

FACT: MMI'S THREE NOMINEES HAVE OVER 60 YEARS OF BROADER AND DEEPER BUSINESS EXPERIENCE THAN THE INCUMBENTS WE OPPOSE.

         - The incumbent directors we oppose include a semi-retired "business consultant," the chief operating officer of Simpson, and a lawyer who married a daughter of one of the Company's founders.

         - MMI's Nominees, in contrast, have a diverse range of experience in industrial manufacturing (including the automotive axle industry), mergers and acquisitions, corporate and investment management, finance, law, and public service.

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           WE BELIEVE THAT YOUR BOARD MUST WORK SMARTER AND HARDER TO ENHANCE
                      SIMPSON SHAREHOLDER VALUE: MMI'S PRIORITIES:


SHORT-TERM: BUILD VALUE INTERNALLY

         - Examine increasing the dividend and carefully assess a share repurchase program

         - Review the capital plan: analyze the history, re-work the parameters, and establish consistency

         - Initiate a manufacturing best practices review: replicate what works and eliminate waste

         - Align compensation with shareholder returns: executive pay and benefits based on value creation

         - Invigorate corporate development: pursue a REAL merger and acquisition program

         - Review corporate overhead: eliminate waste and streamline operations

LONG-TERM:  GIVE AN INVESTMENT BANK A REAL ASSIGNMENT - NOT A FIRE SALE!

         - Establish a 3 member Board committee with no members from management

         - Simultaneous analysis and execution: review ALL ALTERNATIVES and execute THE RIGHT ONE

                IN DECIDING HOW TO VOTE YOUR SHARES, REMEMBER THESE FACTS:

FACT: SINCE ITS PEAK IN 1994, SIMPSON STOCK HAS DECLINED 37% VERSUS A 220% INCREASE IN THE S&P 500. HAD SIMPSON MATCHED THE S&P, YOUR SHARES WOULD BE WORTH OVER $50 TODAY!

FACT: SIMPSON HAS NOT INCREASED YOUR DIVIDEND IN FIVE YEARS, EVEN WITH 1999'S "RECORD PERFORMANCE."

FACT: BOTH SIMPSON'S COMPETITORS AND CUSTOMERS HAVE UNDERGONE MASSIVE CONSOLIDATION TRENDS:

         - In 1990, there were 3,000 independent auto parts companies, by the end of 2000 there will be approximately 350. The average revenue of these companies is now more than double Simpson's!

         - The following is a partial list of auto manufacturers that were partially or entirely acquired in the last two years: Chrysler, Volvo, Nissan, Mitsubishi, Saab, Suzuki, and Daihatsu.

FACT: SIMPSON'S OWN STRATEGIC PLAN PROJECTS A STOCK PRICE IN FIVE YEARS WITH A PRESENT VALUE OF $12.40!


         REMEMBER: THIS WILL BE YOUR ONLY CHANCE UNTIL NEXT YEAR TO INITIATE POSITIVE CHANGE. TOGETHER WE CAN MAKE A DIFFERENCE IN OUR COMPANY.

         THANK YOU FOR YOUR CONSIDERATION AND MANY EXPRESSIONS OF SUPPORT,





        /s/ John S. Dyson      /s/ Clay B. Lifflander       /s/ Alan L. Rivera
            JOHN S. DYSON          CLAY B. LIFFLANDER           ALAN L. RIVERA
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                            ******** IMPORTANT ********

1. Be sure to vote on the BLUE card. Vote "FOR" the MMI Nominees and "FOR" the Shareholder Value Proposal. We urge you not to sign any proxy card which is sent to you by Simpson, even as a protest vote against the incumbent Board of Directors. REMEMBER, EACH PROPERLY EXECUTED PROXY YOU SUBMIT REVOKES ALL PRIOR PROXIES. EVEN IF YOU HAVE ALREADY SUBMITTED A PROXY SENT TO YOU BY SIMPSON, YOU SHOULD SIGN AND RETURN THE MMI BLUE PROXY.

2. If any of your shares are held in the name of a bank broker or other nominee, please contact the person responsible for your account and direct him/her to vote on the BLUE PROXY CARD "FOR" THE MMI NOMINEES AND THE SHAREHOLDER VALUE PROPOSAL.

3. If you have any questions or need assistance, please feel free to contact D.F. KING & CO. INC. AT (888) 242-8149.
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